Registration No. 333-_______
          As filed with the Securities and Exchange Commission on April 23, 2001
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                           ARTESYN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

     Florida                                      59-1205269
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

    7900 Glades Road
      Suite 500
   Boca Raton, Florida                          33434
(Address of principal executive offices)        (Zip Code)

                          2000 PERFORMANCE EQUITY PLAN
                            (Full title of the plan)

                         Joseph M. O'Donnell, President
                           Artesyn Technologies, Inc.
                           7900 Glades Road, Suite 500
                            Boca Raton, Florida 33434
                     (Name and address of agent for service)

                                 (561) 451-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
    Title of                    Proposed maximum   Proposed maximum   Amount of
   securities     Amount to be   offering price      aggregate      registration
to be registered   registered     per share(1)     offering price        fee

--------------------------------------------------------------------------------

Common Stock,
par value           4,400,000       $ (1)         $59,720,421.98      $14,930.11
$0.01 per share

================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised, as listed below; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price is therefore unknown, the fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on The Nasdaq National Stock Market on April 18, 2001 ($13.685).

--------------------------------------------------------------------------
                                                           No. of
         Date of Grant            Exercise Price    Outstanding Options
--------------------------------------------------------------------------
          05/04/2000                $23.8125               74,500
          05/11/2000                 22.8125                  750
          05/12/2000                 23.5625            1,042,000
          05/16/2000                 23.4531               10,000
          05/24/2000                 21.9375                  750
          06/09/2000                 24.9375               30,000
          07/28/2000                 32.8750              119,000
          07/31/2000                 34.0000               21,500
          08/04/2000                 31.6250               25,500
          08/31/2000                 41.5625                  750
          09/12/2000                 37.3125                2,000
          09/27/2000                 27.8750                1,500
          09/28/2000                 30.5000                1,500
          09/29/2000                 29.1250                  750
          10/26/2000                 38.3125               74,500
          12/11/2000                 43.1250                4,500
          01/24/2001                 22.8750               74,300
          01/25/2001                 22.8100               12,000
          02/05/2001                 20.8438               25,000
          03/20/2001                 11.0000                2,000
          03/22/2001                 10.3750               15,000
          03/23/2001                 10.6250                5,250
          03/27/2001                 11.1563                7,500
          03/28/2001                 10.0938               22,500
          03/29/2001                 10.4375               11,750
          03/30/2001                 10.8125                7,500
          04/04/2001                  9.188             1,316,250
                                                        ---------
          TOTAL                                         2,908,550

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2000;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 29, 2000; and

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      (c)      The description of the Registrant's  Common Stock contained in the Registration Statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2000 Performance Equity Plan meeting the requirements of Section 10(a) of the Securities Act.

Item 4.     Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel

     The legality of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Kirkpatrick & Lockhart LLP. Stephen A. Ollendorff, Of Counsel to Kirkpatrick & Lockhart LLP, is a director of the Registrant. Mr. Ollendorff is the beneficial owner of 72,100 shares of Common Stock of the Registrant (of which 65,000 are currently exercisable options that may be acquired upon the exercise of options within 60 days after April 18, 2001).

Item 6.     Indemnification of Directors and Officers.

     Under Article IX of the Registrant's Bylaws, the Registrant has agreed to indemnify each director and officer of the Registrant who it is empowered to indemnify to the fullest extent permitted by the provisions of the Florida Business Corporation Act ("FBCA"). Section 607.0850 of the FBCA generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation, if he acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. Section 607.0850 additionally provides that a corporation shall have the power to indemnify any person who is a party to any proceeding by or in the right of the corporation by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expenses of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate.
Section 607.0850 further provides that any indemnification, unless pursuant to a

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court determination,  shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he or she met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation.

     The Registrant's Bylaws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled, including, without limitation, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, or otherwise. The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed.

     None.


Item 8.     Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.     Description

  4.1           2000 Performance Equity Plan.

  5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

  23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant.

  23.2 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1 hereto).

  24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9.    Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of April, 2001.

                              ARTESYN TECHNOLOGIES, INC.


                              By:/s/ Joseph M. O'Donnell
                                 --------------------------------------
                                 Joseph M. O'Donnell
                                 Co-Chairman of the Board,
                                 President and Chief Executive Officer

     We, the undersigned directors and officers of Artesyn Technologies, Inc., do hereby constitute and appoint, Joseph M. O'Donnell and Richard J. Thompson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

    Signature                        Capacity                      Date
    ---------                        --------                      ----

/s/ Joseph M. O'Donnell        Co-Chairman of the Board,        April 23, 2001
----------------------------   President and Chief Executive
Joseph M. O'Donnell            Chief Executive Officer
                               (Principal Executive Officer)


/s/ Richard J. Thompson        Vice President, Chief Financial  April 23, 2001
----------------------------   Officer and Secretary
Richard J. Thompson


/s/ Ronald D. Schmidt          Co-Chairman of the Board         April 23, 2001
----------------------------
Ronald D. Schmidt

                               Director
----------------------------
Edward S. Croft, III


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

/s/ Dr. Fred C. Lee            Director                         April 23, 2001
----------------------------
Dr. Fred C. Lee


Lawrence J. Matthews           Director                         April 23, 2001
----------------------------
/s/ Lawrence J. Matthews


Stephen A. Ollendorf           Director                         April 23, 2001
----------------------------
/s/ Stephen A. Ollendorff


Phillip A. O'Reilly            Director                         April 23, 2001
----------------------------
/s/ Phillip A. O'Reilly


Bert Sager                     Director                         April 23, 2001
----------------------------
/s/ Bert Sager


A. Eugene Sapp, Jr.            Director                         April 23, 2001
----------------------------
/s/ A. Eugene Sapp, Jr.


Lewis Solomon                  Director                         April 23, 2001
----------------------------
/s/ Lewis Solomon

                               Director
---------------------------
John M. Steel



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

                                  EXHIBIT INDEX

Exhibit No.     Description

  4.1           2000 Performance Equity Plan.

  5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

  23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant.

  23.2 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1 hereto).

  24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



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